UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2022

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona, 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Early Tender Results

On June 28, 2022, Taylor Morrison Communities, Inc. (the “Issuer”), an indirect subsidiary of Taylor Morrison Home Corporation (the “Company”), issued a press release announcing the early tender results of the Issuer’s previously announced cash tender offer (the “Tender Offer”) to purchase any and all of the $290.4 million outstanding aggregate principal amount of the Issuer’s 6.625% Senior Notes due 2027 (the “2027 Notes”).

The Company announced that $264,111,000 in aggregate principal amount of the 2027 Notes were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 27, 2022 (the “Early Tender Deadline”). Such 2027 Notes will be accepted for repurchase at a price of $1,000 per $1,000 of principal amount of the 2027 Notes, plus accrued and unpaid interest on such Notes from the last date on which an interest payment has been paid to, but excluding, the Early Settlement Date, as such term is defined in, and subject to the conditions set forth in, the Offer to Purchase and Consent Solicitation Statement dated June 13, 2022 (the “Offer to Purchase”). The Early Settlement Date is expected to be on June 29, 2022.

The Company also announced the results of the Issuer’s previously announced solicitation of consents (the “Consents”) from holders of the 2027 Notes (the “Consent Solicitation”) to amend certain provisions of the indenture, dated as of February 10, 2020, by and among the Issuer, the guarantors party thereto (the “guarantors”) and U.S. Bank, National Association, as trustee (the “trustee”) (the “2027 Notes Indenture”), which governs the 2027 Notes to (i) shorten the minimum notice period for optional redemption of the 2027 Notes by the Issuer from “at least 10 days but not more than 60 days” to “at least three Business Days and no more than 60 days” and (ii) eliminate certain covenants and events of default (the “Proposed Amendments”). The Company announced that the Issuer received Consents in respect of 90.95% of the 2027 Notes. As a result, the requisite consents to effect the Proposed Amendments with respect to the 2027 Notes, as described in the Offer to Purchase, were received as of June 27, 2022. Accordingly, on June 27, 2022, the Issuer, the guarantors and the Trustee, executed and delivered a supplemental indenture to the 2027 Notes Indenture (the “Supplemental Indenture”). The Supplemental Indenture became effective upon execution, but provides that the Proposed Amendments will not become operative until the Issuer accepts for purchase the 2027 Notes satisfying the Requisite Consents (as defined in the Offer to Purchase) in the Tender Offer. The Proposed Amendments are expected to become operative on the Early Settlement Date.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any 2027 Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to the Offer to Purchase. The Tender Offer and the Consent Solicitation are not being made to holders of 2027 Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information under this Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in our most recent Annual Report on Form 10-K, including those described under the heading “Risk Factors” in Part I, Item 1A.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated June 28, 2022, announcing the early tender results of the Tender Offer and Consent Solicitation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2022

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Executive Vice President, Chief Legal Officer and Secretary